Exhibit 99.1

Microbot Medical to Present the Self-Cleaning Shunt at the 16th Asian

Australasian Congress of Neurological Surgeons

HINGHAM, Mass., August 18, 2022 – Microbot Medical Inc. (Nasdaq: MBOT), announced that it will be presenting the Company’s Self-Cleaning Shunt (SCS) at the 16th Asian Australasian Congress of Neurological Surgeons (AACNS). The AACNS is hosted by the Israel Neurosurgery Society and is being held from September 6th – 8th in Jerusalem, Israel.

Dr Gustavo Rajz, Head of Pediatric Neurosurgical Unit at Shaare Zedek Medical Center, Jerusalem, will be hosting a live presentation of the Self-Cleaning Shunt in the Neuro Innovation and Start-Up Symposium, which is being held on September 7th. Additionally, Or Samoocha, Director and R&D Project Manager at Microbot, is scheduling one on one meetings with physicians to further introduce and demonstrate the latest developments of the Company’s SCS technology and to gain additional clinical input. For those interested in learning more about the SCS or are interested in a meeting/demonstration, please email the Company at events@microbotmedical.com. Please note that due to limited availability, some meeting requests may not be fulfilled during the conference, however, a virtual meeting can be arranged.

The SCS is being designed to be a transformative device which prevents obstruction in the cerebrospinal fluid (CSF) catheters implanted in the ventricle of the brain of patients who suffer from hydrocephalus or Normal Pressure Hydrocephalus (NPH). In January 2021, following a successful pre-submission meeting with the U.S. Food and Drug Administration (FDA), the Company is allowed to apply for a limited clinical investigation known as an Early Feasibility Study (EFS), which is designed for novel technologies such as the SCS.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements as to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY and SCS, the outcome of its studies to evaluate LIBERTY, SCS and other existing and future technologies, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct the SCS’s EFS which could adversely affect or delay the EFS, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-933-2754